UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

CHINA GREEN AGRICULTURE, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3rd Floor, Borough A, Block A. No.181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China	710065
(Address of principal executive offices)	(Zip Code)

(011)-86-29-88266386
Registrant's telephone number, including area code:

Discovery Technologies, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on February 5, 2008, Discovery Technologies, Inc. (the “Company”) changed its original name to “China Green Agriculture, Inc.” The Board of Directors of the Company approved the changed name and deemed it better reflects the direction and business of the Company.

The name change is completed in connection of a merger pursuant to Section 92A.180 of the Nevada Revised Statutes, according to which, the merger is in the form that the Company’s wholly-owned subsidiary, China TechTeam, Inc., a corporation incorporated under the laws of the state of Nevada on January 18, 2008, merged into the Company itself, having the Company as the surviving corporation. Therefore no shareholder approval for the merger and the related name change from either the parent or the subsidiary company is required. The change to the Company’s name is reflected in the Articles of Merger attached herein, filed on January 23, 2008 with the State of Nevada.

Item 8.01	Other Events

The name change is to become effective with NASDAQ's Over-the-Counter Bulletin Board at the opening for trading on February 5, 2008, under the new stock symbol of “CGAG”. Our new CUSIP number is 16943W 105.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description

Exhibit 3.1	Articles of Merger filed with the Secretary of State of Nevada on January 23, 2008.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2008

CHINA GREEN AGRICULTURE, INC.

(Registrant)

By:	/s/ Tao Li
Tao Li, President and Chief Executive Officer